Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253866

PROSPECTUS

$25,000,000

ORIGIN AGRITECH LIMITED

Ordinary Shares

Warrants

This prospectus relates to ordinary shares and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $25,000,000, on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our ordinary shares are listed on the NASDAQ Stock Market, Capital Market, under the symbol “SEED.” On March 15, 2021, the closing price of an ordinary share on NASDAQ was $26.15.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves certain risks. See the section “Risk Factors” of this prospectus and in any prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2021.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

“we,” “us,” “our company,” “the company,” “our” or “Origin” refers to Origin Agritech Limited, a company limited by shares registered with limited liability under the BVI Business Companies Act (as amended), its predecessor entities and its wholly and partially owned subsidiaries;

all references to “$,” “dollars” or “U.S. dollars” refer to the legal currency of the United States; all references to “RMB” refer to the legal currency of the Peoples’ Republic of China; and

“shares” or “ordinary shares” refers to the authorized ordinary shares of Origin Agritech Limited, with no par value.

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell our ordinary shares and warrants to acquire ordinary shares from time to time, in one or more offerings, on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers (www.sec.gov). Our web site is located at www.originseed.com.cn. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until the offering is terminated:

•	our Annual Report on Form 20-F for the fiscal year ended September 30, 2020, filed with the SEC on February 16, 2021;

•	our Report on Form 6-K dated March 2021, filed with the SEC on March 12, 2021;

•	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus; and

•	The description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on October 18, 2005, including any further amendment or report filed hereafter for the purpose of updating such description, including Exhibit 4.16 to the Annual Report on Form 20-F filed on February 16, 2021.

1

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

We will provide, upon written or oral request, without charge to you, including any beneficial owner of our ordinary shares to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into the information that this prospectus incorporates.  You should direct a request for copies in writing to us to the attention of Chief Executive Officer at Origin Agritech Limited, No. 21 Sheng Ming Yuan Road, Changping District, Beijing 102206, China, Tel: (86-10) 5890-7588, Fax: (86-10) 5890-7577.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

2

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and risk factors specific to that offering.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference.  If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference.  Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information.  We are not offering the securities in any state where such an offer is prohibited.  You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.  You should also carefully review the section entitled “Risk Factors,” which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider risk factors described in our Annual Report on Form 20-F for our fiscal year ended September 30, 2020 and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus, and any accompanying prospectus supplement and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any of our securities before purchasing any of our securities. Some statements in this prospectus, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.  These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.  You could lose all or part of your investment.

General Market Oriented Risk Factors

If we are able to sell any securities through an offering, unless otherwise stated in a prospectus supplement, the proceeds will generally be available for general corporate purposes; thus our management likely will have broad discretion over the use of proceeds.

If we are able to sell any securities, it is likely that the proceeds will be for general corporate purposes. In that event our management will have broad discretion over the use of proceeds. These general uses will include funding operating costs, research and development, working capital needs, and other general corporate purposes, including possible acquisitions and investments in other businesses. Our management will have considerable discretion in the application of the net proceeds, and investors will not have the opportunity, as part of its investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our ordinary shares. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of our ordinary shares to decline and impair the commercialization of our products and/or delay the development of our product candidates.

3

Our need for future financing may result in the issuance of securities that will cause investors to experience dilution.

We have required, from time to time, equity capital to fund our operations. Our funding requirements depend on numerous factors, including our revenues, our expenses, and, among other things, the funding requirements of our research and development activities. We currently believe that we will need to obtain substantial additional funding in connection with our continuing operations. No assurance can be given as to our ability to procure additional financing, if required, on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then operations and/or may have to curtail certain, if not all, of our business objectives and plans.

Our share price has fluctuated in the past, has recently been volatile and may be volatile in the future, and as a result, investors in our ordinary shares could incur substantial losses.

Our stock price has fluctuated in the past. Recently it has been volatile, and it may be volatile in the future. In addition, there has been broad stock market and industry fluctuations in general, and the market for bio-technology companies, in particular, has experienced volatility that often has been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on an investment in our ordinary shares. The market price for our ordinary shares may be influenced by many factors, including, but not limited to, the following:

•	investor reaction to our business strategy;

•	the success of competitive companies and their products or technologies;

•	regulatory or legal developments, especially changes in laws or regulations applicable to our GM seed products;

•	actions taken by regulatory agencies with respect to our seed products and GM authorization;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	the success of our efforts to acquire additional products and establish an e-commerce distribution platform;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	developments or disputes concerning proprietary rights;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	the recruitment or departure of key personnel;

•	conditions in the seed distribution and PRC agricultural products market sector;

•	declines in the market prices of stocks generally;

•	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations, if any, regarding our ordinary shares, other comparable companies, or our industry generally;

•	trading volume of our ordinary shares;

4

•	sales of our ordinary shares, including options and warrants for our ordinary shares, by us or our stockholders;

•	general economic, industry and market conditions;

•	other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics such as COVID-19, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the Peoples’ Republic of China, the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability; and

•	the other risks described in this “Risk Factors” section and the “Risk Factors” sections included in the documents incorporated by reference in this prospectus.

These broad market and industry factors may seriously harm the market price of our ordinary shares, regardless of our operating performance. Since the stock price of our ordinary shares has fluctuated in the past, has been volatile from time to time, and may be volatile in the future, investors in our ordinary shares could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our ordinary shares.

Our articles and memorandum authorizes the issuance of an large number of ordinary shares compared to our current outstanding shares, upon resolution of our board of directors, without stockholder approval. Any future issuances of ordinary shares would further dilute the percentage ownership of us held by holders of our ordinary shares. In addition, the issuance of additional shares may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the ordinary shares.

THE BUSINESS

Overview

The Company, along with its wholly and partially owned subsidiaries, operates in the Peoples’ Republic of China, the PRC or China, and it is focused on agricultural biotechnology and development of an agricultural oriented e-commerce platform. Our seed research and development activities specialize in crop seed breeding and genetic improvement. The proposed e-commerce activities are about developing a platform to deliver agricultural products to farmers in the PRC via online and mobile ordering and tracking the source of the agricultural products via blockchain technologies. The Company believes that it has built a solid capacity for seed breeding technologies, including marker-assisted breeding and doubled haploids technologies. The Company believes that with its rich germplasm resources, it will become a significant seed technology company in the PRC. With the developmental changes occurring in rural China and its strong brand in that market, we believe the Company in time can establish a successful e-commerce platform for farmers in rural China.

We built an agricultural biotechnology research center in 2005 and have been leading the development of biotechnology among crop seed companies in the PRC since then. We have established plant genetic engineering technology platforms, including transforming herbicide tolerance, insect resistance, nitrogen utilization efficiency, and drought stress tolerance traits into corn inbred lines. Of note, during the past years we made significant strides in developing our exclusive herbicide tolerance, insect resistance and phytase products. In November 2009, our genetically modified phytase corn received the Bio-Safety Certificate from China’s Ministry of Agriculture and Rural Affairs (“MARA”). This was the world’s first genetically modified phytase corn and also the first genetically modified corn seed product in China. The certificate was renewed by the MARA in January 2015. We are pursuing the approval of other GM seed products in China, including glyphosate tolerant corn and insect resistant corn. We believe we have established a substantial seed product and germplasm pipeline.

5

Through the subsidiary Xinjiang Origin, the Company maintains its “Green Pass” status, providing the Company with the competitive advantage of introducing new hybrid varieties to the Chinese market under an expedited government approval process.

We seek to utilize China’s emerging technology base for our future development. In particular, from time to time, we enter cooperative agreements with publicly funded research institutes in China. Under these agreements we receive various rights, which may be exclusive rights, to market seeds developed by these institutions. We believe that these cooperative agreements allow us to access new products without expending substantial costs for our own research and development. We have a commercial licensing agreement with DuPont Pioneer, the advanced seed and genetic business of DuPont, to jointly develop new seeds for the PRC market. We also have a commercial license and collaboration agreement with KWS SAAT SE (“KWS”), a global seed company active in the business of maize, sugar beet and cereal seed production and marketing, as well as research and development in plant breeding.

In December, 2019, MARA announced a list of GM traits, including two corn traits, that were awarded biosafety certificates. This signifies the potential commercialization of GM corn technologies in the PRC. Our double stacked Bt and GT genes are currently in the process of being reviewed by the MARA for biosafety certificates. In September, 2020, the Standard Testing Method and Procedures of the Company's two GM corn seed traits were approved in a newly published National Standards Catalog by MARA. The traits that received the National Testing Standard approval are GH5112E-117C, the Company’s double stack of insect resistance and herbicide tolerance corn and G1105E-823, the Company’s herbicide tolerant corn. As part of the approval process, the traits were tested and reviewed by third-party institutes appointed by the MARA. This method will be the national standard for testing procedures for these traits in future variety development and commercialization.

During our third fiscal quarter of 2020, the Company was awarded an RMB6.5 million (US$0.95 million) grant from MARA for the successful evaluation of the effects of two of its GMO corn traits, GH5112E-117C and G1105E-823. The MARA's grant program was established to award achievement in agricultural technology innovation and to speed up the technology's applications in agriculture production. The Company believes that the grant award of Origin's two GM traits not only validates the success of our past research efforts but also shows the government's support of GM research and product development in China.

Corporate Information

Origin was incorporated in the British Virgin Islands on February 10, 2005, and is governed by the BVI Business Companies Act, 2004, or BCA, by re-registration on July 10, 2006.

Chardan China Acquisition Corp., the predecessor of Origin, was a blank check company organized as a corporation under the laws of the State of Delaware on December 5, 2003. It was formed for the purpose of effecting a business combination with a company or companies having operations based in China. In February 2005, Chardan China Acquisition Corp. re-domesticated and continued as a British Virgin Islands company, and then it acquired the PRC operations the Company, by effecting an acquisition of State Harvest Holding Inc., a British Virgin Islands company that was the owner of the PRC operations. As part of the acquisition, the parent company was renamed “Origin Agritech Limited,” referred to herein as Origin.

Our ordinary shares, have traded on the Nasdaq Capital Market since June 5, 2019. Prior to trading on that market, our ordinary shares were traded on the Nasdaq Global Market from November 8, 2005 to June 25, 2007, and the Nasdaq Global Select Market from June 26, 2007 to June 4, 2019.

Our principal executive offices are located at No. 21 Sheng Ming Yuan Road, Changping District, Beijing 102206, China, and our telephone number is (86-10) 5890-7588.

6

History of Recent Corporate Transition

In September 2016, as part of a corporate re-focusing, we entered into a Master Transaction Agreement, along with our controlled companies Beijing Origin Seed Limited (“Beijing Origin”), Denong Zhengcheng Seed Limited (“Denong”), Changchun Origin Seed Technology Development Limited, (“Changchun Origin”), Linze Origin Seed Limited (“Linze Origin”), with Beijing Shihui Agricultural Development Co. Ltd., a company incorporated under the Laws of the PRC (“Shihui”), to sell our commercial seed production and distribution assets and certain other assets in the PRC to Shihui (the “Sale”). In 2018, we closed the first phase of the Master Transaction Agreement and sold the subsidiaries Denong, Changchun Origin and Linze Origin. We terminated the second phase of the Master Transaction Agreement and retained our commercial seed business under Beijing Origin along with the headquarters building in Beijing. Retaining the commercial seed business under Beijing Origin, we continued our recognized seed development capabilities, and our brand equity in the agriculture.

During 2018 and 2019, we entered into six regional joint ventures for seed distribution business. This is part of our long-term strategy to operate these distribution businesses under an e-commerce platform. These joint ventures include: Hubei Aoyu, Anhui Aoyu in Anhui province, Xuzhou Aoyu in Jiangsu province, Shandong Aoyu in Shandong province and Henan Aoyu in Henan province. In September, 2019, we entered into a new joint venture Shandong Aoruixinong, which will replace Shandong Aoyu in Shandong province for the seed distribution business. Origin holds 50% of equity in Anhui Aoyu and 51% of equity in the other five joint ventures. The remaining equity interests in those joint ventures are held by local distributors. Origin owns these six joint ventures through State Harvest.

In 2019, the Company entered into a Cooperation Framework Agreement with Beijing Changping Technology Innodevelop Group (BC-TID), an entity owned by the government of the Changping District of Beijing City, PRC. Under this agreement, BC-TID and the Company plan to form a new entity, of which 51% and 49% of equity interests are owned by BC-TID and the Company, respectively. Beijing Origin plans to contribute the headquarters building in Beijing and certain of its seed technology assets related to genetically modified seeds to the new entity. As of February 1, 2021, BC-TID has invested a total of RMB137.7 million ($20.2 million) as part of the agreement. The deal documents have been completed by both Origin and BC-TID and have been submitted to government officials for final approval. The cash amount was used to repay the bank loan of the Company on the headquarters building and provide working capital. As part of the agreement, the Company transferred its seed business of Beijing Origin, a VIE, to Beijing Origin State Harvest Biotechnology Limited (Origin Biotechnology), which is the Company's wholly owned entity in China.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered hereby will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations, redemption of outstanding equity securities and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DIVIDEND POLICY

We do not plan on declaring any cash dividends on our ordinary shares in the foreseeable future. We expect to retain all available cash funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our ordinary shares will be at the discretion of our board of directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions and the requirements of the Companies Act of the British Virgin Islands.

7

DESCRIPTION OF THE ORDINARY SHARES WE MAY OFFER

The following description of our ordinary shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our memorandum and articles of association, the memorandum and articles, each as amended from time to time, which has previously been filed with the SEC and in the Territory of the British Virgin Islands, pursuant to the BVI Business Companies Act, 2004, as amended (the “Companies Act”).

We are a British Virgin Islands company and our affairs are governed by our memorandum and articles of association and the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands, which we refer to as the “Companies Act” below, and the common law of the British Virgin Islands. The following are summaries of material provisions of our memorandum and articles of association and the Companies Act as they relate to the material terms of our ordinary shares.

Registered Office and Corporate Purpose

Our registered office in the British Virgin Islands is at the offices of Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

We are established for unrestricted purposes, and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the British Virgin Islands.

Board of Directors

The business and affairs of the Company are managed by the directors who exercise all the powers of the Company as are not by the Companies Act or by the Memorandum or the Articles required to be exercised by the members (shareholders) of the Company, subject to any delegation of such powers as may be authorized by the Articles and to any requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with the Articles not shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

The minimum number of directors shall be five and there shall be no maximum number. The directors may by a resolution of directors change the number of directors. For as long as the Company’s shares are listed on Nasdaq, the directors shall include such number of independent directors as applicable law, regulation or the Nasdaq listing rules require for a foreign private issuer, as long as the Company is a foreign private issuer. The continuing directors may act, notwithstanding any casual vacancy in their body, so long as there remain in office not less than the prescribed minimum number of directors duly qualified to act, but if the number falls below the prescribed minimum, the remaining directors shall not act except for the purpose of filling such vacancy. Any vacancy on the board of directors resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of members may be filled either by the affirmative vote of a majority of all the directors then in office (even if less than a quorum) or by a resolution of members.

Directors are not required to own any ordinary shares to act as a director. Directors must be an individual person.

The directors shall receive such remuneration as the Board may from time to time determine.

Director Nominations by Shareholders

Shareholders nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the secretary of the company. To be timely, a members’ notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, notice by the member to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for the purposes of this notice to be a continuation of the original meeting and no nominations by a member of persons to be elected directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Each such notice shall set out:

8

(i)        the name and address of the member who intends to make the nomination and of the persons to be nominated;

(ii)      a representation that the member is a holder of record of shares in the Company entitled to vote at such meeting and that he intends to appear in person or by a proxy at the meeting to nominate the persons specified in the notice;

(iii)        a description of all arrangements at understandings between the member and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the member;

(iv)       such other information regarding each nominee proposed by such member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had each nominee been nominated, or intended to be nominated, by the directors;

(v)        the consent of each nominee to serve as a director of the Company if so elected; and

(vi)       if the member intends to solicit proxies in support of such member’s nominees, a representation to that effect.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the fore going procedure. Only persons as are nominated in accordance with the procedures shall be eligible to serve as directors of the Company. If at any meeting of members at which an election of directors ought to take place, the place of any retiring director is not filled, he shall, if willing, continue in office until the dissolution of the annual meeting of members in the next year, and so on from year to year until his place is filled, unless it shall be determined at such meeting not to fill such vacancy.

A director shall cease to hold office as such only: (a) if he becomes of unsound mind; (b) if (unless he is not required to hold a share qualification) he has not duly qualified himself within two months of his appointment or if he ceases to hold the required number of shares to qualify him for office; (c) if he is absent from meetings of the directors for six consecutive months without leave of the board of directors, provided that the directors shall have power to grant any director leave of absence for any or an indefinite period; (d) if he dies; (e) one month or, with the permission of the directors earlier, after he has given notice in writing of his intention to resign; (f) if he shall, pursuant to the provisions of the Companies Act, be disqualified or cease to hold office or be prohibited from acting as director; (g) if he is removed from office by a resolution signed by a majority of the directors; or (h) if he is removed from office for cause by a resolution of members. For the purposes hereof, cause means the willful and continuous failure by a director to substantially perform his duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by the director in gross misconduct materially and demonstrably injurious to the Company; or (i) if he is removed from office without cause by a resolution of the majority of the members of the Company, being an affirmative vote of the holders of 66 2/3 percent or more of the outstanding votes of the shares entitled to vote thereon.

Ordinary and Preferred Shares

The Company is authorized to issue two classes of shares as follows: (a) 60,000,000 shares in one series of no par value ("Ordinary Shares"); and (b)1,000,000 preference shares in one series of no par value ("Preferred Stock"). The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of shares. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue share to bearer. Our shareholders who are non-residents of the British Virgin Islands may freely hold and transfer their ordinary shares.

9

The board of directors of the Company is authorized to amend the Company’s memorandum and articles of association to provide for the creation from time to time of one or more classes of shares of preferred stock, and pursuant to such amendment, to establish the number of shares and series to be included in each such class, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such class.

The authority of the board of directors with respect to each class shall include, but not be limited to, determination of the following: (a) the number of shares and series constituting that class and the distinctive designation of that class; (b) the dividend rate on the shares of that class, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes of stock; (c) whether that class shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) whether that class shall have conversion or exchange privileges, and if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the board of directors shall determine; (e) whether or not the shares of that class shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether that class shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that class, and, if so, the terms and amounts of such sinking fund; (g) the right of the shares of that class to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional stock (including additional shares of such class of any other class) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding stock of the Company; (h) the right of the shares of that class in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes of stock; and (i) any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that class.

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to memorandum and articles of association and the Companies Act.

Holders of ordinary shares shall be entitled to one vote on all matters subject to a vote at general meetings of the shareholders.

Shareholder Quorum

A quorum required for a meeting of shareholders is if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

Shareholder Proposals

For business to be properly brought to the annual meeting of members by a shareholder, the shareholder must have given timely written notice thereof, either by personal delivery or by prepaid registered post to the secretary of the Company at the principal executive offices of the Company. To be timely, a member’s notice must be delivered not less than 60 days nor more than 90 days prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting changed by more than 30 days from such anniversary date, in order to be timely, notice by the member must be so received not later than the close of business on the tenth day following the day on which public disclosure is first made of the date of the annual meeting. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from original date shall be deemed, for purposes of notice, to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary for the meeting as originally scheduled. A member’s notice to the Secretary shall set out as to each matter that the member wishes to be brought before the meeting of members: (i) a brief description of the business desired to be brought before the meeting; (ii) the name and address of record of the member proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by such member; (iv) any material interest of such member in such business; and (v) if the member intends to solicit proxies in support of such member’s proposal, a representation to that effect.

10

Special Meetings

Special meetings of members (being all meetings of members which are not annual meetings) may be called only by the directors pursuant to a resolution of directors to that effect or upon the written request of members holding more than 50 percent of the votes of the outstanding voting shares in the Company.

Shareholder Approval

Resolutions of the shareholders will be approved at a duly convened and constituted meeting of the shareholders of the Company by the affirmative vote of (a) a simple majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted and not abstained, or (b) a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstain;

Transfer of Shares

Our shareholders may transfer all or any of its, his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Anti-Takeover Effect

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders and the limitation on the calling of a special meeting.

DESCRIPTION OF WARRANTS WE MAY OFFER

The following description of warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement.

We may issue warrants for the purchase of the ordinary shares. Warrants may be issued independently or together with ordinary shares and may be attached to or separate from any other offered securities. Any issuance of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement, which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	the price at which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

11

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase ordinary shares may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Each warrant will entitle its holder to purchase the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be paid either in cash or on a cashless exercise basis or any other means permitted by the Companies Act.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase ordinary shares, the holders of the warrants will not have any of the rights of holders of the ordinary shares purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

 Sale Through Underwriters or Dealers

If underwriters are used in the sale of our securities, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

12

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. The securities may also be sold through agents, legally permitted to act as securities agents, designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, Dealer or Agent Discounts and Commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities, provided they are legally permitted to receive compensation for transactions in securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus. In order to pay any commissions or discounts or other fees, the underwriter, dealer or agent will be required to be registered with appropriate agencies and legally permitted to receive a commission, discount or fee in connection with the sale of securities in all relevant jurisdictions.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange or in another trading medium. Any underwriters or other agents that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter or dealer may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

13

Penalty bids permit the underwriters and dealers to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters or dealers may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters, dealers or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters, dealers or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters, dealers or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Exchange Requirements

If the class of securities, or derivative securities based on those securities, that is being sold are listed on an exchange, the company may be required to make an application to the exchange for listing of additional securities, and the issuance may be subject to limitations set forth in the listing rules.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The material United States Federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. Information about certain tax issues related to owning our securities is set forth in our Annual Report on Form 20-F for the fiscal year ended September 30, 2020 and incorporated by reference herein, which will be amended by subsequently filed Annual Reports on Form 20-F and any prospectus supplement that discusses such matters.

TRANSFER AGENT

The transfer agent for our ordinary shares is Continental Stock Transfer and Trust Company, 1 State Street, 30th Floor, New York, NY 10004, United States of America Tel: (212) 509-4000.

The Company’s registered office in the British Virgin Islands is Maples Corporate Service (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby, including the validity of the securities, and British Virgin Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters relating to United States law will be passed upon by Golenbock Eiseman Assor Bell & Peskoe LLP, New York, New York, United States.

14

EXPERTS

The consolidated financial statements of the Company, appearing in its Form 20-F Annual Report filed with the SEC on February 16, 2021, for the fiscal year ended September 30, 2018, have been audited by BDO China Shu Lun Pan Certified Public Accountants LLP and for the fiscal years ended September 30, 2019 and 2020, have been audited by B F Borgers CPA PC, each an independent registered public accounting firm, as stated in its report (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing therein. The audited consolidated financial statements are incorporated hereby by reference in reliance upon the report of such firms given upon its authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is incorporated in the British Virgin Islands. There may be perceived disadvantages for investors that accompany incorporation in the British Virgin Islands, which may include the facts that the British Virgin Islands has a less developed body of securities laws as compared to the United States providing significantly less protection to investors.

The Company Memorandum and Articles of Association do not contain provisions requiring disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders. Therefore, actions in these controversies will have to be heard in formal court forums, which may be more costly and less flexible, and laws, interpretations and precedent may or may not be consistent or available.

The Company operations is conducted and a significant portion of our assets is located outside the United States. Some of the directors and officers are nationals or residents of jurisdictions other than the United States, and some or all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an original action against us or those persons in a British Virgin Islands or other court in the event that a shareholder believes that his or her rights have been infringed under the United States federal securities laws or otherwise. It may also be difficult for a shareholder to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, some of whom are not residents of the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the British Virgin Islands would recognize or enforce judgments of United States courts against us or those persons predicated upon the civil liability provisions of the securities laws of the United States or any state. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is uncertain whether British Virgin Islands courts would be competent to hear original actions brought in the British Virgin Islands against us or those persons predicated upon the securities laws of the United States or any state.

The corporate affairs of the Company are governed by our Memorandum and Articles of Association and by the Companies Act and common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and the relevant company law, court procedures and other relevant regulation. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has no securities laws as compared to the United States, and provides less protection to investors in many instances. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

15

As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated and operating in a jurisdiction in the United States.

We have been advised that there is uncertainty as to whether the courts of the British Virgin Islands would:

(i)       recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

(ii)       entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not be automatically enforceable in the British Virgin Islands. Further, we have been advised that any final and conclusive monetary judgment for a definite sum obtained against the company in United States federal or state courts would be treated by the courts of the British Virgin Islands as a cause of action in itself such that in seeking to have the courts of the British Virgin Islands recognize and enforce the foreign judgment in the form of and by means of a corresponding judgment of the British Virgin Islands court, no retrial of the issues would be necessary provided that:

(i)       the United States federal or state court had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii)       the judgment given by the United States federal or state court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii)       the judgment was not procured by fraud;

(iv)       recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v)       the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the courts of the British Virgin Islands against us or these persons with respect to a violation of United States federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

We have appointed Mr. Wei Han, 830 Morris Turnpike Short Hills, NJ 07078 as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States.

16